Exhibit 99.1

Chimera Investment Corporation Reports Core EPS for the 3rd Quarter 2010 of $0.16 Per Share

NEW YORK--(BUSINESS WIRE)--October 25, 2010--Chimera Investment Corporation (NYSE: CIM) today reported Core Earnings for the quarter ended September 30, 2010, of $139.0 million or $0.16 per average share as compared to Core Earnings for the quarter ended September 30, 2009, of $85.9 million or $0.13 per average share and Core Earnings for the quarter ended June 30, 2010, of $142.8 million or $0.19 per average share. “Core Earnings” is a non-GAAP measure that approximates distributable income, and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, unrealized gains and losses, realized gains and losses on sales and other items that do not affect realized net income, regardless of whether such items are included in other comprehensive income or loss, or in net income. The Company reported GAAP net income of $126.4 million or $0.14 per average share for the quarter ended September 30, 2010, as compared to GAAP net income of $158.0 million or $0.24 per average share for the quarter ended September 30, 2009, and GAAP net income of $124.6 million or $0.16 per average share for the quarter ended June 30, 2010.

During the quarter ended September 30, 2010, the Company sold residential mortgage-backed securities (RMBS) with a carrying value of $206.0 million for realized gains of $2.0 million. During the quarter ended September 30, 2009, the Company sold RMBS, including transactions involving re-securitizations, with a carrying value of $920.4 million for realized gains of $74.5 million. During the quarter ended June 30, 2010, the Company had no sales of RMBS.

During the quarters ended September 30, 2010 and 2009, the Company did not record transactions treated as financings on a permanent non-recourse basis. During the quarter ended June 30, 2010, the Company financed on a permanent non-recourse basis $627.9 million of AAA-rated fixed rate bonds for net proceeds of $629.2 million in re-securitization transactions which were accounted for as financings. Assets, liabilities, interest income and interest expense associated with these transactions are identified throughout the consolidated financial statements as “non-retained” items.

The Company declared common stock dividends of $0.18, $0.12, and $0.17 per share for the quarters ended September 30, 2010, September 30, 2009, and June 30, 2010, respectively. The annualized dividend yield on the Company’s common stock for the third quarter, based on the September 30, 2010, closing price of $3.95 was 18.23%. On a Core Earnings basis, the Company provided an annualized return on average equity of 19.12%, 16.60%, and 21.94% for the quarters ended September 30, 2010, September 30, 2009, and June 30, 2010, respectively. On a GAAP basis, the Company provided an annualized return on average equity of 17.39%, 30.55% and 19.14%, for the quarters ended September 30, 2010, September 30, 2009, and June 30, 2010, respectively.

Matthew J. Lambiase, Chief Executive Officer and President of the Company, commented on the quarter. “Chimera’s results reflect that the capital from our recent offering was deployed largely over the latter part of the third quarter. Market conditions are evolving on a number of fronts. Regulatory and technical dynamics continue to develop, and monetary policy initiatives, including the prospect of large scale asset purchases by the Federal Reserve, continue to support asset prices and lower yields across a wide range of market sectors, including ours. Looking ahead, in this environment we continue to be encouraged by the relative attractiveness of the investment opportunities before us.”

For the quarter ended September 30, 2010, the annualized yield on average earning assets was 9.02% and the annualized cost of funds on the average borrowed funds balance was 4.58% for an interest rate spread of 4.44%. This is a 160 basis point decrease from the 6.04% annualized interest rate spread for the quarter ended September 30, 2009, and a 112 basis point decrease from the 5.56% annualized interest rate spread for the quarter ended June 30, 2010. Leverage was 1.3:1, 0.9:1, and 1.3:1 at September 30, 2010, September 30, 2009, and June 30, 2010, respectively. Recourse leverage was 0.5:1, 0.7:1 and 0.5:1 at September 30, 2010, September 30, 2009, and June 30, 2010, respectively.

RMBS comprised approximately 95.1%, 91.8%, and 93.9% of the Company’s investment portfolio at September 30, 2010, September 30, 2009, and June 30, 2010, respectively. The balance of the portfolio was comprised of securitized loans that collateralized the secured debt.

The following table summarizes portfolio information for the Company:

	September 30, 2010	September 30, 2009	June 30, 2010

Interest earning assets at period-end *	$7,173,376	$4,318,682	$6,595,363
Interest bearing liabilities at period-end	$3,844,440	$2,011,658	$3,801,485
Leverage at period-end	1.3:1	0.9:1	1.3:1
Leverage at period-end (recourse)	0.5:1	0.7:1	0.5:1
Portfolio Composition, at principal value
Non-Agency RMBS	82.8%	63.0%	80.5%
Senior	5.7%	32.2%	5.2%
Senior, interest only	32.2%	0.0%	25.9%
Subordinated	29.6%	26.2%	30.2%
Subordinated, interest only	2.0%	4.6%	2.2%
Senior, non-retained	13.3%	0.0%	17.0%
Agency RMBS	12.3%	28.8%	13.4%
Securitized loans	4.9%	8.2%	6.1%
Fixed-rate percentage of portfolio	55.9%	59.0%	72.4%
Adjustable-rate percentage of portfolio	44.1%	41.0%	27.6%
Annualized yield on average earning assets during the period	9.02%	7.71%	8.49%
Annualized cost of funds on average borrowed funds during the period	4.58%	1.67%	2.93%

* Excludes cash and cash equivalents

The following table summarizes characteristics for each asset class:

	September 30, 2010
	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield
Non-Agency Mortgage-Backed Securities
Senior	$ 96.78	$ 98.00	4.76%	5.38%
Senior, interest only	$ 6.67	$ 4.84	2.01%	14.13%
Subordinated	$ 40.02	$ 41.34	4.31%	16.98%
Subordinated, interest only	$ 9.93	$ 10.09	3.03%	25.87%
Senior, non-retained	$ 97.83	$ 97.73	5.25%	4.96%
Agency Mortgage-Backed Securities	$ 103.29	$ 105.73	5.30%	3.54%
Securitized loans
Senior	$ 101.20	$ 101.20	5.49%	5.60%
Senior, interest only	$ 0.01	$ 0.01	0.49%	100.00%
Subordinated	$ 100.55	$ 100.55	5.58%	4.25%

The Company’s portfolio is comprised of RMBS and securitized whole residential mortgage loans. During the quarter ended September 30, 2010, the Company recorded a loan loss provision of $482 thousand as compared to a provision of $47 thousand for the quarter ended September 30, 2009 and $1.0 million for the quarter ended June 30, 2010.

The Constant Prepayment Rate on the Company’s portfolio was 16%, 17%, and 16% as of September 30, 2010, September 30, 2009, and June 30, 2010, respectively. The net accretion of discounts was $69.1 million, $23.7 million and $65.0 million for the quarters ended September 30, 2010, September 30, 2009, and June 30, 2010, respectively. The total net discount remaining was $2.3 billion, $1.7 billion and $2.2 billion at September 30, 2010, September 30, 2009, and June 30, 2010, respectively.

General and administrative expenses, including the management fee and loan loss provision, as a percentage of average interest earning assets were 0.62%, 0.72%, and 0.54% for the quarters ended September 30, 2010, September 30, 2009, and June 30, 2010, respectively. At September 30, 2010, September 30, 2009, and June 30, 2010, the Company had a common stock book value per share of $3.29, $3.27, and $3.30, respectively.

The Company is a specialty finance company that invests in residential mortgage-backed securities, residential mortgage loans, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), is externally managed by Fixed Income Discount Advisory Company and currently has 883,168,113 shares of common stock outstanding.

The Company will hold the third quarter 2010 earnings conference call on Tuesday, October 26, 2010, at 10:00 a.m. EST. The number to call is 800-591-6945 for domestic calls and 617-614-4911 for international calls and the pass code is 20941086. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 61985205. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.chimerareit.com. If you would like to be added to the email distribution list, please visit www.chimerareit.com, click on EMail Alerts, complete the email notification form and click the Submit button. For further information, please contact Investor Relations at 1-866-315-9930 or visit www.chimerareit.com.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, including the Term Asset-Backed Securities Loan Facility and the Public-Private Investment Program; our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	September 30, 2010 (unaudited)	June 30, 2010 (unaudited)	March 31, 2010 (unaudited)	December 31, 2009 (1)	September 30, 2009 (unaudited)
Assets:
Cash and cash equivalents	$11,949	$236,214	$44,200	$24,279	$21,023
Non-Agency Mortgage-Backed Securities, at fair value
Senior	1,065,145	817,736	1,429,530	2,022,406	1,618,116
Subordinated	1,866,911	1,465,905	947,963	376,459	378,344
Senior, non-retained	1,967,812	2,133,486	1,646,087	-	-
Agency Mortgage-Backed Securities, at fair value	1,884,193	1,761,732	1,558,795	1,690,029	1,823,308
Securitized loans held for investment, net of allowance for loan losses of $6.0 million, $5.6 million, $4.6 million, $4.6 million, and $3.0 million, respectively	389,315	416,504	441,347	470,533	498,915
Receivable for investments sold	-	-	47,185	-	-
Accrued interest receivable	47,767	45,682	39,637	33,128	29,444
Other assets	360	923	1,451	1,494	330
Total assets	$7,233,452	$6,878,182	$6,156,195	$4,618,328	$4,369,480

Liabilities:
Repurchase agreements	$1,568,223	$1,337,805	$1,538,820	$1,716,398	$1,444,243
Repurchase agreements with affiliates	-	-	147,417	259,004	153,076
Securitized debt	320,552	342,819	364,665	390,350	414,339
Securitized debt, non-retained	1,955,665	2,120,861	1,636,437	-	-
Payable for investments purchased	279,649	-	41,822	-	73,460
Accrued interest payable	11,164	12,145	9,691	3,235	3,199
Dividends payable	158,811	130,420	113,793	113,788	80,311
Accounts payable and other liabilities	810	679	489	472	752
Investment management fees payable to affiliate	11,411	9,357	8,114	8,519	9,071
Interest rate swaps, at fair value	24,820	11,237	-	-	-
Total liabilities	$4,331,105	$3,965,323	$3,861,248	$2,491,766	$2,178,451

Stockholders' Equity:
Common stock: par value $0.01 per share; 1,000,000,000 shares authorized, 883,169,403, 883,151,028, 670,371,002, 670,371,587, and 670,324,854 shares issued and outstanding, respectively	$8,822	$8,822	$6,694	$6,693	$6,693
Additional paid-in-capital	3,056,659	3,056,566	2,290,636	2,290,614	2,290,328
Accumulated other comprehensive income (loss)	22,444	673	144,978	(99,754)	(53,322)
Retained earnings (accumulated deficit)	(185,578)	(153,202)	(147,361)	(70,991)	(52,670)
Total stockholders' equity	$2,902,347	$2,912,859	$2,294,947	$2,126,562	$2,191,029
Total liabilities and stockholders' equity	$7,233,452	$6,878,182	$6,156,195	$4,618,328	$4,369,480

(1) Derived from the audited consolidated financial statements at December 31, 2009.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(unaudited)

	For the quarters ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Net Interest Income:
Interest income	$140,405	$133,522	$128,984	$100,765	$104,690
Interest expense	10,527	7,198	7,374	8,530	9,197

Interest income, non-retained	58,090	49,829	50,861	-	-
Interest expense, non-retained	32,237	21,421	33,830	-	-
Net interest income (expense)	155,731	154,732	138,641	92,235	95,493
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(1,314)	(24,746)	(22,687)	(1,480)	(6,209)
Non-credit portion of loss recognized in other comprehensive income (loss)	436	17,853	20,143	164	4,024
Net other-than-temporary credit impairment losses	(878)	(6,893)	(2,544)	(1,316)	(2,185)
Other gains (losses):
Unrealized gains (losses) on interest rate swaps	(13,583)	(11,237)	-	-	-
Realized gains (losses) on sales of investments, net	2,032	-	342	16,191	74,508
Realized losses on principal write-downs of non-Agency RMBS	(2,517)	(326)	(949)	(195)	(61)
Total other gains (losses)	(14,068)	(11,563)	(607)	15,996	74,447
Net investment income (loss)	140,785	136,276	135,490	106,915	167,755
Other expenses:
Management fee	11,318	9,263	8,114	8,516	8,649
Provision for loan losses	482	1,024	606	1,692	47
General and administrative expenses	1,798	1,409	1,160	1,238	1,057
Total other expenses	13,598	11,696	9,880	11,446	9,753
Income (loss) before income taxes	127,187	124,580	125,610	95,469	158,002
Income taxes	752	1	-	-	-
Net income (loss)	$126,435	$124,579	$125,610	$95,469	$158,002

Net income (loss) per share-basic and diluted	$0.14	$0.16	$0.19	$0.14	$0.24
Weighted average number of shares outstanding-basic and diluted	883,147,726	765,475,340	670,371,022	670,324,435	670,324,864
Comprehensive income (loss):
Net income (loss)	$126,435	$124,579	$125,610	$95,469	$158,002
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities, net	20,408	(151,524)	241,581	(31,753)	238,969
Reclassification adjustment for net losses included in net income (loss) for other-than-temporary credit impairment losses	878	6,893	2,544	1,316	2,185
Reclassification adjustment for realized losses (gains) included in net income (loss)	485	326	607	(15,996)	(74,447)
Other comprehensive income (loss):	21,771	(144,305)	244,732	(46,433)	166,707
Comprehensive income (loss)	$148,206	$(19,726)	$370,342	$49,036	$324,709

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(unaudited)

	For the nine months ended
	September 30, 2010	September 30, 2009
Net Interest Income:
Interest income	$402,911	$197,774
Interest expense	25,099	26,552

Interest income, non-retained	158,780	-
Interest expense, non-retained	87,488	-
Net interest income (expense)	449,104	171,222
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(48,747)	(14,784)
Non-credit portion of loss recognized in other comprehensive income (loss)	38,432	6,104
Net other-than-temporary credit impairment losses	(10,315)	(8,680)
Other gains (losses):
Unrealized gains (losses) on interest rate swaps	(24,820)	-
Realized gains (losses) on sales of investments, net	2,374	87,456
Realized losses on principal write-downs of non-Agency RMBS	(3,792)	(61)
Total other gains (losses)	(26,238)	87,395
Net investment income (loss)	412,551	249,937
Other expenses:
Management fee	28,695	17,188
Provision for loan losses	2,112	1,410
General and administrative expenses	4,367	2,823
Total other expenses	35,174	21,421
Income (loss) before income taxes	377,377	228,516
Income taxes	753	1
Net income (loss)	$376,624	$228,515

Net income (loss) per share-basic and diluted	$0.49	$0.51
Weighted average number of shares outstanding-basic and diluted	773,777,431	452,016,981
Comprehensive income (loss):
Net income (loss)	$376,624	$228,515
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities, net	110,465	292,061
Reclassification adjustment for net losses included in net income (loss) for other-than-temporary credit impairment losses	10,315	8,680
Reclassification adjustment for realized losses (gains) included in net income (loss)	1,418	(87,395)
Other comprehensive income (loss):	122,198	213,346
Comprehensive income (loss)	$498,822	$441,861

CONTACT:
Investor Relations
1-866-315-9930
www.chimerareit.com